UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2019

Infrastructure and Energy Alternatives, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37796	47-4787177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6325 Digital Way Suite 460 Indianapolis, Indiana	46278
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 828-2580

None.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of exchange on which registered
Common Stock, $0.0001 par value	IEA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

Equity Commitment Agreement

On October 29, 2019, Infrastructure and Energy Alternatives, Inc., a Delaware corporation (the “Company”), entered into an Equity Commitment Agreement (the “Equity Commitment Agreement”), dated October 29, 2019, by and among the Company, Ares Special Situations Fund IV, L.P. (“ASSF IV”) and ASOF Holdings I, L.P. (”ASOF Holdings, and together with ASSF IV, the “Ares Commitment Parties”), and Infrastructure and Energy Alternatives, LLC (“IEA LLC”), Oaktree Power Opportunities Fund III Delaware, L.P. and OT POF IEA Preferred B Aggregator, L.P. (collectively, “Oaktree”).

Pursuant to the Equity Commitment Agreement, the Company has agreed to issue and sell 80,000 shares of a new Series B-3 Preferred Stock, par value $0.0001 per share (the “Series B-3 Preferred Stock”), and 3,568,750 warrants to purchase the Company’s common stock, par value $0.0001 per share (“Warrants”), to the Commitment Parties for an aggregate purchase price of $80.0 million (the “First Closing”). Consummation of the First Closing is subject to a number of conditions; however, the Company expects the First Closing to occur within 12 business days.

The Equity Commitment Agreement contains a pre-closing exclusivity period, during which the Company is restricted from pursuing alternative transactions, subject to fiduciary obligations. Under the Equity Commitment Agreement, ASSF IV will retain the right of first refusal contained in the Amended and Restated Equity Commitment Agreement dated May 20, 2019 in accordance with the terms thereof.

The Equity Commitment Agreement provides that, subject to certain limitations, within five (5) business days after any issuance, from time to time, of shares of common stock following the 2020 Commitment (as defined below) closing or the termination of such obligation (the “Warrant Measurement Date”): (i) to Oaktree or its affiliates pursuant to Section 3.6 of the November 2017 merger agreement, (ii) upon the conversion of any shares of the Company’s Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) into common stock, (iii) upon the exercise of any warrant with an exercise price of $11.50 or higher, and (iv) upon the exercise of any equity issued pursuant to the Company’s long term incentive plan or other equity plan with a strike price of $11.50 or higher (collectively, all shares issued at such time pursuant to clauses (i) through (iv), the “Additional Common Stock”), the Company shall issue to the Ares Commitment Parties (or such managed funds, investment vehicles, co-investment vehicles and/or accounts of the Ares Commitment Parties or their affiliates as the Ares Commitment Parties may direct) and Oaktree a number of additional Warrants equal to (x) the number of shares of such Additional Common Stock multiplied by (y) the applicable share factor, which additional Warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate (as defined below)) that have occurred.

Additionally, subject to obtaining any required stockholder approval, and subject to certain limitations, within five (5) business days after the Warrant Measurement Date, the Company shall issue to the Ares Commitment Parties (or such managed funds, investment vehicles, co-investment vehicles and/or accounts of the Ares Commitment Parties or their affiliates as the Ares Commitment Parties may direct)) and Oaktree a number of additional Warrants equal to the aggregate number of shares of Additional Common Stock issued during the period beginning on and including the closing date and ending on the Warrant Measurement Date, multiplied by the applicable party’s share factor, which additional Warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred.

Additional Warrants may be further issued upon issuance of Warrants under the May 2019 equity commitment agreement.

Under the Equity Commitment Agreement, the number of shares of common stock into which the Warrants are exercisable is limited as necessary to comply with the rules of the NASDAQ Global Select Market (“NASDAQ”). The Company has agreed in the Equity Commitment Agreement to use its best efforts to obtain shareholder approval of the issuance of Warrants and common stock upon the convertibility of the Series B Preferred Stock as needed to comply with NASDAQ.

Pursuant to the terms of the Equity Commitment Agreement and at the First Closing, the Company will enter into an amendment with the Ares Commitment Parties and Oaktree to that certain registration rights agreement, dated as March 28, 2018, as amended (the “Registration Rights Agreement”), to add the common stock issuable upon exercise of the Warrants purchased by the Ares Commitment Parties as registerable securities under the Registration Rights Agreement.

In addition to the Series B-3 Preferred Stock and Warrants to be issued at the First Closing, the Ares Commitment Parties and Oaktree (collectively, the “Backstop Parties”) have committed to purchase up to an additional 15,000 shares of Series B-3 Preferred Stock and 515,625 Warrants (the “2019 Commitment”), subject to certain conditions as set forth in the

Equity Commitment Agreement. The 2019 Commitment will be triggered if, following the First Closing, but prior to December 20, 2019, the Company has not repaid an aggregate principal amount of at least $15.0 million of its term loan under certain circumstances. The additional shares of Series B-3 Preferred Stock and corresponding Warrants to be purchased by the Backstop Parties in the 2019 Commitment is reduced to the extent the Company makes a payment of a portion, but not all, of the $15.0 million payment under its term loan using permitted cash. The proceeds, if any, from the 2019 Commitment must be used to repay outstanding amounts under the Company’s term loan. Any 2019 Commitment will be consummated by the Company and Backstop Parties on or prior to December 31, 2019, subject to satisfaction of closing conditions required for the 2019 Commitment. Commitment fees and duration fees as described in Exhibit F to the Equity Commitment Agreement are payable in connection with the 2019 Commitment.

Furthermore, the Backstop Parties have committed to purchase a further 15,000 shares of Series B-3 Preferred Stock and 515,625 Warrants (the “2020 Commitment”) to the extent the shares of Series B-3 Preferred Stock and corresponding Warrants are not purchased by the Company’s common stockholders in the Rights Offering (defined below) (or if the proceeds from the Rights Offering are not used to repay the Company’s term loan), subject to certain conditions as set forth in the Equity Commitment Agreement. Any 2020 Commitment will be consummated by the Company and Backstop Parties on or prior to the date that is on or before 180 days from the First Closing, subject to satisfaction of closing conditions required for the 2020 Commitment. The proceeds, if any, from the 2020 Commitment must be used to repay outstanding amounts under the Company’s term loan. Commitment fees and duration fees as described in Exhibit F to the Equity Commitment Agreement are payable in connection with the 2020 Commitment.

The closing of all of the transactions under the Equity Commitment Agreement are subject to various material closing conditions, including, but not limited to, that no material adverse effect shall have occurred, the receipt of applicable government approvals, no law or order being an impediment to consummation of the transactions, accuracy of the representations and warranties set forth in the Equity Commitment Agreement, compliance with covenants, review by NASDAQ, the closing of the transactions under the Exchange Agreement (as defined below), the filing of a certificate of designation for the Series B-3 Preferred Stock (the “Series B-3 Certificate”), the filing of an amended and restated certificate of designations for the Series B-1 Preferred Stock (the “Amended Series B-1 Certificate”) and Series B-2 Preferred Stock (the “Amended Series B-2 Certificate”) with the Secretary of State of the State of Delaware, and the Company’s payment of expenses.

The parties have made customary representations and warranties in the Equity Commitment Agreement. The Equity Commitment Agreement also contains various affirmative and negative covenants for the Company and other parties. The Company has also agreed to indemnify the Ares Commitment Parties and Oaktree for breaches and inaccuracies in the representations and warranties in any transaction documents, or any breach or default of any covenants, agreements or obligations in the transaction documents.

Series B-3 Certificate of Designation

In connection with the closing of the transactions under the Equity Agreement, the Company will file the Series B-3 Certificate. The description of the Series B-3 Certificate and terms of the Series B-3 Preferred Stock below is provided for convenience of readers, and the actual terms and conditions of the Series B-3 Certificate and Series B-3 Preferred Stock will be as set forth in the Series B-3 Certificate filed with the Secretary of State of the State of Delaware, which may differ from the summary below. Terms that are capitalized in the description below but not defined herein have the definition given to such term in the Series B-3 Certificate.

General. Pursuant to the Company’s Second Amended and Restated Certificate of Incorporation, the Company is authorized to issue up to 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, rights and preferences as may be determined from time to time by the Company’s Board of Directors (the “Board”), without further stockholder approval. The Board will create the Series B-3 Preferred Stock out of the authorized and unissued shares of preferred stock as a new class.

Ranking. The Series B-3 Preferred Stock will rank: (a) equally in right of payment with any class or series of Capital Stock of the Company that expressly ranks equally with the Series B-3 Preferred Stock, including the Series B-1 Preferred Stock and Series B-2 Preferred Stock (the “Parity Stock”), (b) senior in right of payment to Junior Stock, and (c) junior in right of payment to Senior Stock with respect to the payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Company’s common stock and Series A Preferred Stock are Junior Stock under the Certificate.

Number. The number of authorized shares of Series B-3 Preferred Stock will be 130,000.

Stated Value. The Series B-3 Preferred Stock will have a stated value (the “Stated Value”) of an amount equal to the sum of (i) $1,000, as equitably adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction with respect to the Series B-3 Preferred Stock after the date of issuance of the Series B-3 Preferred Stock, plus (ii) the amount of accumulated but unpaid dividends compounded and accrued.

Dividends. No dividends shall be paid on any shares of Series B-3 Preferred Stock except as, if and when declared by the Board. Commencing from and after the applicable issue date of the Series B-3 Preferred Stock until redeemed, dividends will accrue (daily on the basis of a 360-day year consisting of twelve 30-day periods except for partial periods) at the Accumulated Dividend Rate (as defined below) on the Stated Value, and will increase the Stated Value of the Series B-3 Preferred Stock on and effective as of each of March 31, June 30, September 30 and December 31 through redemption (each, a “Dividend Date”) without any further action by the Board; provided, that, to the extent not prohibited by applicable law, and only as, if and when declared by the Board, dividends will be declared and paid in cash at the Cash Dividend Rate (as defined below) on the Stated Value, and will be payable in cash quarterly in arrears on the applicable Dividend Date.

“Accumulated Dividend Rate” means 15% per annum; provided that from and after the occurrence of any Non-Payment Event or Default Event and until the cure, resolution or waiver of such Non-Payment Event or Default Event, as the case may be, the Accumulated Dividend Rate shall be the Accumulated Dividend Rate as otherwise determined plus 2% per annum.

“Cash Dividend Rate” means (i) with respect to any dividend period for which the Total Net Leverage Ratio is greater than 1.50 to 1.00, 13.5% per annum, and (ii) with respect to any dividend period for which the Total Net Leverage Ratio is less than or equal to 1.50 to 1.00, 12% per annum.

“Total Net Leverage Ratio” means, with respect to any dividend period, the “Total Net Leverage Ratio” (as defined under the Company’s credit agreement as in effect from time to time).

“Independent Directors” means members of the Board who are both: (a) an “Independent Director” within the meaning of NASDAQ Marketplace Rule 4200(a)(15) as in effect on the date hereof, and (b) not a designee for service on the board or affiliate of (i) Infrastructure and Energy Alternatives, LLC, (ii) Oaktree Power Opportunities Fund III Delaware, L.P., (iii) ASSF IV, (iv) ASOF Holdings, (v) any other person that holds greater than 1% of any class or series of equity securities of the Corporation or (vi) any Affiliate of any of the foregoing Persons.

Until the Series B-3 Preferred Stock is redeemed, neither the Company nor any of its subsidiaries shall declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Company or any of its subsidiaries, other than (i) dividends payable on (A) Senior Stock, (B) Series B-1 Preferred Stock, Series B-2 Preferred Stock, and under their respective certificates, (C) other Parity Stock except in accordance with the certificate and (D) Junior Stock payable solely in the form of additional shares of Junior Stock, and (ii) dividends or distributions by a subsidiary; provided that the Company may pay cash dividends on the Series A Preferred Stock (“Class A Cash Dividends”) if permitted by the terms of the Series B-1 Preferred Stock and Series B-2 Preferred Stock and either (x) no dividends have accumulated on any shares of Series B-3 Preferred Stock prior to or on the date such dividend is paid on the Series A Preferred Stock or (y) as of the date such dividend is paid on the Series A Preferred Stock, the Company has redeemed, in accordance with the Series B-3 Certificate, shares of Series B-3 Preferred Stock having a Stated Value that has been increased as a result of all Series B-3 Preferred Accumulated Dividends that have accumulated since the applicable issue of the Series B-3 Preferred Stock in respect of shares of Series B-3 Preferred Stock outstanding as of such date and the Company has paid a Series B-3 Preferred Cash Dividend for such dividend period with respect to any shares of Series B-3 Preferred Stock that remain outstanding.

Liquidation Event. Subject to the rights of the holders of any Senior Stock or Parity Stock in connection therewith, upon any Liquidation Event (as defined below), each holder of Series B-3 Preferred Stock shall be entitled to be paid, out of the assets of the Company legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Stock in connection with such Liquidation Event, an amount per share of Series B-3 Preferred Stock held by such holder equal to the sum of (i) the Stated Value plus (ii) all accumulated and unpaid dividends, if any, with respect to such share calculated through the day prior to such payment.

A Liquidation Event means (i) effecting any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (ii) any voluntary or involuntary filing for bankruptcy, insolvency, receivership or any similar proceedings by or against the Company or any of its subsidiaries that holds, directly or indirectly, all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis, (iii) a receiver or trustee is appointed for all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis or (iv) the Company or any subsidiary that owns all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis makes an assignment for the benefit of its creditors.

Voting Rights; As If Converted Voting. Other than any voting rights provided by applicable law or as expressly provided by the Series B-3 Certificate, the holders of the Series B-3 Preferred Stock (in their capacities as such) shall not have voting rights of shareholders. The Series B-3 Certificate provides that, from and after such time as the Conversion Conditions (as defined below) are satisfied, the shares of Series B-3 Preferred Stock shall vote together with the common stockholders on an as converted basis on each matter submitted to a vote of the stockholders of the corporation other than the election of directors.

Consent Rights. Until all of the Series B-3 Preferred Stock have been redeemed, the Company shall not, and shall cause its subsidiaries not to, directly or indirectly (whether by merger, consolidation, amendment of the Certificate or otherwise), without the prior written approval of Ares Management LLC, on behalf of its affiliated funds, investment vehicles and/or managed accounts (“Ares”):

•
create, or authorize the creation of, or issue or obligate itself to issue any shares of Senior Stock, Parity Stock (except with respect to the transactions under the Exchange Agreement or Rights Offering), capital stock that votes with the Series B-3 Preferred Stock on matters requiring consent, or capital stock of a subsidiary;

•
reclassify, alter or amend any capital stock of the Company or its subsidiaries if such reclassification, alteration or amendment would render such other capital stock senior to or pari passu with the Series B-1 Preferred Stock, Series B-2 Preferred Stock or Series B-3 Preferred Stock;

•
enter into any agreement with respect to, or consummate, any merger, consolidation or similar transaction with any other person pursuant to which the Company or such subsidiary would not be the surviving entity, if as a result of such transaction, any capital stock or equity or equity-linked securities of such person would rank senior to or pari passu with the Series B-1 Preferred Stock, Series B-2 Preferred Stock or Series B-3 Preferred Stock;

•	assume, incur or guarantee, or authorize the creation, assumption, incurrence or guarantee of, any indebtedness for borrowed money (subject to certain exceptions);

•
authorize or consummate any Change of Control or Liquidation Event unless on or prior to the consummation of such Change of Control or Liquidation Event, all shares of Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock will be redeemed, paid or purchased in full in their respective certificate of designations;

•
alter, amend, supplement, restate, waive or otherwise modify any provision of the Series B-3 Certificate or any other governing document in a manner that would reasonably be expected to be materially adverse to the rights or obligations of the holders of the Series B-1 Preferred Stock, Series B-2 Preferred Stock or Series B-3 Preferred Stock;

•
alter, amend, supplement, restate, waive or otherwise modify or enter into any governing document of the Company or any other document in a manner that is reasonably expected to be adverse to the rights of the holders of the Series B-1 Preferred Stock or the holders of the Series B-2 Preferred Stock to appoint a director;

•
at any time when the Company is prohibited from making Class A Cash Dividends pursuant to the Certificate, to utilize the restricted payment basket set forth in the Company’s credit agreement any purpose other than making a Series B-3 Preferred Cash Dividend or redeeming, repurchasing or otherwise retiring Series B-3 Preferred Stock, making cash dividend payments on Series B-1 Preferred Stock or Series B-2 Preferred Stock or redeeming, repurchasing or otherwise retiring Series B-1 Preferred Stock or Series B-2 Preferred Stock, in accordance with their respective certificates of designation;

•
enter into any amendment to the credit agreement that materially and adversely affects the ability of the Company to make cash dividend payments, liquidation payments or redemption payments compared to the credit agreement in effect at the initial issuance of the Series B-3 Preferred Stock;

•	increase the size of the Board;

•	conduct any business or enter into or conduct any transaction or series of transaction with, or for the benefit of, any Affiliate of the Company, subject to limitations;

•	enter into any transaction, contract, agreement or series of related transactions, contracts, or agreement with respect to the provision of services to customers exceeding certain amounts; or

•
with respect to SAIIA Holdings, LLC (“SAIIA”), subject to certain limitations: (i) enter into any agreement with respect to, or consummate any, merger, consolidation or similar transaction with SAIIA or any of its subsidiaries, (ii) assume, incur or guarantee, or authorize the creation, assumption, incurrence or guarantee of any indebtedness by, or for the benefit of SAIIA or any of its subsidiaries, (iii) create, incur, assume or suffer to exist any lien upon or with respect to any property or assets for the benefit of SAIIA or any of its subsidiaries or security any obligations of SAIIA or any of its subsidiaries above certain limits, (iv) consummate any sale, lease, transfer, issuance or other disposition, including by means of a merger, consolidation or similar transaction, of any shares of capital stock of a subsidiary or any other assets of the Company or any subsidiary to SAIIA or any of its subsidiaries, or (v) subject to certain exceptions, make any advance, loan, extension of credit or capital contribution to, or purchase any capital stock, bonds, notes, debentures or other debt securities of SAIIA or any of its subsidiaries.

Optional Redemption. The Company may, at any time and from time to time, redeem all or any portion of the shares of Series B-3 Preferred Stock then outstanding at the Optional Redemption Price per share; provided, that any redemption of less than all of the Series B-3 Preferred Stock outstanding shall be on a pro rata basis among the holders of Series B-3 Preferred Stock in accordance with the number of shares of Series B-3 Preferred Stock then held by such holders. The Optional Redemption Price is a price per share of Series B-3 Preferred Stock in cash equal to the greater of (i) the Stated Value thereof plus all accrued and unpaid dividends thereon since the immediately preceding Dividend Date calculated through the day prior to such redemption and (ii) $1,500, plus all accrued and unpaid dividends thereon since the immediately preceding Dividend Date calculated through the day prior to such redemption, minus the amount of any Series B-3 Preferred Cash Dividends actually paid on such share of Series B-3 Preferred Stock since the applicable issue date of the Series B-3 Preferred Stock.

Mandatory Redemption. On February 15, 2025, the Company shall redeem all shares of Series B-3 Preferred Stock then outstanding at the Mandatory Redemption price per share. The Mandatory Redemption price per share equals a price per share of Series B-3 Preferred Stock in cash equal to the Stated Value thereof plus all accumulated and unpaid dividends thereon calculated through the day prior to such redemption.

If the Company does not redeem all shares of Series B-3 Preferred Stock outstanding within sixty (60) days from the Mandatory Redemption Date, then during the period from the sixtieth (60th) day following the Mandatory Redemption Date until the date upon which all shares of Series B-3 Preferred Stock then outstanding are redeemed in full, then (i) the Board, to the fullest extent permitted by applicable law, shall owe a fiduciary duty to all holders of Series B-3 Preferred Stock to the same extent as the holders of common stock, (ii) the size of the Board shall be increased such that holders of Series B Preferred Stock (Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock), voting as a single class, have the right to designate and appoint (and the corresponding right to remove and fill vacancies) a majority of the members of the Board, and (iii) the Accumulated Dividend Rate and the Cash Dividend Rate shall each be increased to a rate of 25% per annum on the Series B Preferred Stock (Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock) until redemption in full.

Redemption in Connection with Certain Events. Subject to compliance with the terms of any credit agreement, the Company is required to redeem all of the Series B-3 Preferred Stock as a condition to the consummation of a Change in Control at the Optional Redemption Price, as well as use the net cash proceeds from any Qualifying Equity Sale or Significant Disposition to redeem the maximum number of shares of Series B-3 Preferred Stock, on a pro rata basis, at the Optional Redemption Price that are redeemable from the net cash proceeds from such Qualifying Equity Sale or Significant Disposition.

Conversion into Common Stock in Connection with Certain Events. If both (x) the holders of the Company’s capital stock entitled to vote on such matters have approved the issuance of common stock upon conversion of the Series B-3 Preferred Stock in compliance with Nasdaq Marketplace Rule 5635, and (y) at least sixty days have elapsed following the Mandatory Redemption Date of the Series B-3 Preferred Stock without redemption thereof, a majority of the holders of the Company’s Series B Preferred Stock can elect to convert the Series B-3 Preferred Stock into shares of the Company’s common stock (the “Series B-3 Conversion,” and together with the Series B-1 Conversion and the Series B-2 Conversion described below, the “Series B Conversions”).  The conversion rate will be based on the VWAP per shares of the Company’s common stock for the 30 consecutive trading days ending on the trading day immediately prior to the Conversion Date.

Warrant Certificate

In connection with the sale of the Series B-3 Preferred Stock under the Equity Commitment Agreement, the Company will provide each Commitment Party with Warrants pursuant to a Warrant Certificate (the “Warrant Certificate”). Each Warrant will be exercisable into the Company’s common stock at an exercise price per share of $0.0001 (the “Exercise Price”). The Exercise Price may be paid by the holder by payment of the aggregate Exercise Price by check or wire transfer, or by instructing the Company to withhold a number of shares of common stock then issuable upon exercise of the Warrant with an aggregate fair market value as of the date of exercise equal to the aggregate Exercise Price; or any combination of the foregoing. The exercise of the Warrant is limited as necessary to comply with the rules of NASDAQ.

The number of shares of common stock issuable upon exercise of the Warrant adjusts for dividends, subdivisions or combinations of the Company’s common stock; cash distributions or other distributions; reorganization, reclassification, consolidation or merger; and spin-offs. The terms of the Warrant issued at closing of the transactions under the Equity Commitment Agreement may differ from what is described above.

Amended and Restated Series B-1 and B-2 Preferred Stock Certificate of Designations

In connection with the sale of the Series B-3 Preferred Stock under the Equity Commitment Agreement, the Series B-1 Certificate and Series B-2 Certificate will be amended to provide certain additional consent rights that were granted in the Series B-3 Certificate as described above under “Consent Rights.” Additionally, the Series B-1 Certificate and Series B-2 Certificate will be amended to provide additional rights to the holders of the Series B-1 Preferred Stock and Series B-2 Preferred Stock following a mandatory redemption that are in the Series B-3 Certificate as described above under “Mandatory Redemption,” as well as a provision that the Series B-1 Preferred Stock and Series B-2 Preferred Stock will be convertible into common stock subject to the same conditions and in the same scenarios as the Series B-3 Preferred Stock. The Series B-1 Certificate and Series B-2 Certificate will be further amended to make certain confirming and administrative changes. The terms of the amended Series B-1 Certificate and amended Series B-2 Certificate adopted at the closing of the transactions under the Equity Commitment Agreement may differ from what is described above.

Investor Rights Agreement

In connection with the sale of the Series B-3 Preferred Stock under the Equity Commitment Agreement, the Company will enter into an Investor Rights Agreement (“Investor Rights Agreement”), by and among the Company, the Ares Commitment Parties, IEA LLC and OT POF IEA Preferred B Aggregator, L.P. The Investor Rights Agreement will provide that if the Company does not redeem all shares of Series B Preferred Stock (Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock) outstanding within sixty (60) days from their respective mandatory redemption dates, then during the period from the sixtieth (60th) day following their respective mandatory redemption dates until the date upon which all shares of Series B Preferred Stock (Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock) then outstanding are redeemed in full (the “Exit Right Period”), then (i) the Board, to the fullest extent permitted by applicable law, shall owe a fiduciary duty to all holders of Series B Preferred Stock (Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock) to the same extent as the holders of common stock, (ii) the size of the Board shall be increased such that holders of Series B Preferred Stock (Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock), voting as a single class, have the right to designate and appoint (and the corresponding right to remove and fill vacancies) a majority of the members of the Board, (iii) the Accumulated Dividend Rate and the Cash Dividend Rate shall each be increased to a rate of 25% per annum on the Series B Preferred Stock (Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock) until redemption in full, and (iv) the holders of a majority of the shares of Series B Preferred Stock (Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock) shall have the right to cause the Company to, in or more transactions, effect a sale (directly or indirectly) of some or all of the assets or equity of the Company and any of its subsidiaries, and to use the proceeds thereof to redeem in full, or to the fullest extent, the Series B Preferred Stock (Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock) (a “Redemption Sale”). If the conditions of the Redemption Sale are triggered, the Company will be required to take all actions necessary or requested to implement and consummate such Redemption Sale, and will be required to use commercially reasonable efforts to cooperate to implement and consummate such Redemption Sale. Under the Investor Rights Agreement, the Company will covenant to not take, or cause its subsidiaries to take, any actions that could reasonably be expected to delay, impede or prohibit a Redemption Sale. Each party to the Investor Rights Agreement (other than the Company) will agree, during any Exit Right Period, to vote all securities of the Company to ensure the terms of the Investor Rights Agreement are effectuated (including voting in favor of a Redemption Sale), as well as to abide by other restrictions. The terms of the Investor Rights Agreement entered into at the closing of the transactions under the Equity Commitment Agreement may differ from what is described above.

Exchange Agreement

On October 29, 2019, the Company entered into a Preferred Stock Exchange Agreement by and among the Company, Oaktree, ASSF IV and ASOF Holdings (the “Exchange Agreement”). The Exchange Agreement provides that IEA LLC will exchange 50% of the outstanding Series A Preferred Stock at the First Closing under the Equity Commitment Agreement for shares of Series B-3 Preferred Stock and Warrants. The number of shares of Series B-3 Preferred Stock to be issued in the exchange will equal the aggregate stated value of the Series A Preferred Stock (the “Series A Stated Value”) exchanged (which

Series A Stated Value will equal $1,000.00 per share of Series A Preferred Stock plus the amount of accumulated but unpaid dividends compounded and accumulated through the closing date) divided by $1,000.00. The number of Warrants to be issued in the exchange will equal the aggregate Series A Stated Value multiplied by the fraction equal to 5.5/160 (subject to certain anti-dilution provisions in the Equity Commitment Agreement). The Exchange Agreement also contains consents regarding the transactions under the Exchange Agreement, as well as other customary provisions.

Rights Offering Agreement

On October 29, 2019, the Company entered into a Rights Offering Agreement by and among the Company, Oaktree, ASSF IV and ASOF Holdings (the “Rights Offering Agreement”). The Rights Offering Agreement provides that the Company will effectuate a rights offering whereby the holders of the Company’s outstanding common stock (excluding Oaktree Power Opportunities Fund III Delaware, L.P., OT POF IEA Preferred B Aggregator, L.P., ASSF IV, ASOF Holdings and each of their director designees, the officers of the Company and any related party of any of the foregoing) will receive a transferable right, but not the obligation, to purchase shares of Series B-3 Preferred Stock and associated Warrants (the “Rights Offering”). The Right Offering will be subject to a maximum participation of 15,000 shares of Series B-3 Preferred Stock and 515,625 Warrants, an individual investment minimum of $50,000 (and a right to participate at the minimum investment subject to pro rata reduction), and maximum of $2.25 million. The Rights Offering Agreement also contains consents regarding the transactions under the Rights Offering Agreement, as well as other customary provisions.

Voting Agreement

On October 29, 2019, the Company entered into a voting agreement (the “Voting Agreement”) by and among the Company, IEA LLC, OT POF IEA Preferred B Aggregator, L.P., M III Sponsor, Mohsin Y. Meghji, Mohsin Meghji 2016 Gift Trust and Charles Garner. The Voting Agreement provides that, at any meeting of the Company’s shareholders for the purpose of approving the issuance of Warrants under the Equity Commitment Agreement and for the Series B Conversions, IEA LLC and OT POF IEA Preferred B Aggregator, L.P. (collectively, the “Oaktree Stockholders”) and M III Sponsor, Mohsin Y. Meghji, Mohsin Meghji 2016 Gift Trust and Charles Garner (collectively, the “M III Stockholders” and, together with the Oaktree Stockholders, the “Stockholders”) severally agreed that they will vote in favor of such proposals. Additionally, each Stockholder has covenanted and agreed not to offer or agree to sell or otherwise dispose of or grant a proxy with respect to its voting rights unless such transferee agrees to be bound by the terms of the Voting Agreement. The obligations and restrictions under the voting agreement will automatically terminate on the date on which the shareholder approval of the issuance of Warrants and common stock upon the convertibility of the Series B Preferred Stock as needed to comply with NASDAQ is obtained. The Voting Agreement contains certain limited representations and warranties by the Company and the Stockholders. Additionally, the Company and the Stockholders have made certain limited covenants, including a covenant by the Stockholders to not dispose of or encumber any shares of common stock.

Indemnification Letter

On October 29, 2019, the Company entered into a letter agreement providing for certain indemnification obligations by the Company in favor of Oaktree similar to the indemnification obligations of the Company to the Commitment Parties under the Equity Commitment Agreement (the “Indemnification Letter”).

The description of the Equity Commitment Agreement, Exchange Agreement, Rights Offering Agreement and , Voting Agreement and Indemnification Letter (and the Exhibits and Annexes to such documents) above are not a complete summary and are qualified in their entirety by reference to the full text of the Equity Agreement, Exchange Agreement, Rights Offering Agreement and , Voting Agreement and Indemnification Letter, which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and , Exhibit 10.4 and Exhibit 10.5, respectively, with this Current Report on Form 8-K and incorporated in this Item 1.01 by reference. The Equity Commitment Agreement, Exchange Agreement, Rights Offering Agreement and , Voting Agreement and Indemnification Letter are filed as exhibits to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Equity Commitment Agreement, Exchange Agreement, Rights Offering Agreement and , Voting Agreement and Indemnification Letter were made only for purposes of the Equity Commitment Agreement, Exchange Agreement, Rights Offering Agreement and , Voting Agreement and Indemnification Letter and as of specific dates, were solely for the benefit of the parties to the Equity Commitment Agreement, Exchange Agreement, Rights Offering Agreement and , Voting Agreement and Indemnification Letter, and are subject to limitations agreed upon by the contracting parties. Furthermore, to the extent any documents will be executed at a later date, the terms of such document when executed may differ from that described above.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy the securities, nor shall there be any offer, solicitation or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of such state or jurisdiction. Assuming all applicable conditions are satisfied, the Company will file a registration statement relating to the Rights Offering with the Securities and Exchange Commission. The Rights Offering will be made only by means of a prospectus. The securities in the Rights Offering may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. Copies of the prospectus, when it becomes available, will be mailed to all eligible shareholders as of the record date for the Rights Offering and may also be obtained free of charge at the website maintained by the SEC at www.sec.gov.

Certain Relationships

ASSF IV previously purchased 30,000 shares of Series B-1 Preferred Stock and 1,527,560 Warrants on May 20, 2019, and as of such date, Ares obtained a right to designate a member to the Company’s Board. On August 30, 2019, the Ares Commitment Parties purchased 50,000 shares of Series B-2 Preferred Stock and 900,000 Warrants and as of such date, Ares obtained a right to designate a second member to the Company’s Board. Oaktree previously purchased 20,000 shares of Series B-1 Preferred Stock and 1,018,374 Warrants on May 20, 2019. Oaktree also has a right to appoint two directors to the Company’s Board, and, as of the date hereof, owns 100% of the total issued and outstanding Series A Preferred Stock and 46.2% of the total issued and outstanding common stock and approximately 46.2% of the voting power of the Company. The M III Stockholders own approximately 5.2% of the total issued and outstanding common stock and approximately 5.2% of the voting power of the Company. Each of Mohsin Y. Meghji and Charles Garner is a director of the Company.

The Equity Commitment Agreement, the issuance of Series B-3 Preferred and Warrants, the Rights Agreement, the Rights Offering, the Exchange Agreement and the Voting Agreement, and transactions contemplated in connection with each of the foregoing were approved by a special committee of the Company’s Board consisting entirely of disinterested directors and, upon recommendation of such special committee, by the full Board.

Item 3.02 Unregistered Sales of Equity Securities.

The Series B-3 Preferred Stock and Warrants under the Equity Commitment Agreement will be issued in reliance upon the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). A description of the terms and conditions of the Series B-3 Preferred Stock and Warrants in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 3.02 by reference. The net proceeds to the Company from the First Closing are expected to be $80.0 million prior to deducting estimated expenses payable by the Company.

Item 7.01. Regulation FD Disclosure.

On October 29, 2019, the Company issued a press release announcing the transactions described in this Current Report on Form 8-K. Additionally, on October 29, 2019, the Company issued a presentation describing the transactions in this Current Report on Form 8-K. A copy of the Company’s press release and presentation is furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and incorporated by reference in this Item 7.01. The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act.

Item 9.01. Exhibits

(d) Exhibits

Exhibit Number	Description
10.1
Equity Commitment Agreement, dated October 29, 2019, by and among Infrastructure and Energy Alternatives, Inc., the Commitment Parties party thereto, Oaktree Power Opportunities Fund III Delaware, L.P., Infrastructure and Energy Alternatives, LLC, and OT POF IEA Preferred B Aggregator, L.P.

10.2
Preferred Stock Exchange Agreement, dated October 29, 2019, by and among the Infrastructure and Energy Alternatives, Inc., IEA, Ares Special Situations Fund IV, L.P. and ASOF Holdings I, L.P., Oaktree Power Opportunities Fund III Delaware, L.P., and OT POF IEA Preferred B Aggregator, L.P.

10.3
Rights Offering Agreement, dated October 29, 2019, by and among the Infrastructure and Energy Alternatives, Inc., IEA, Ares Special Situations Fund IV, L.P. and ASOF Holdings I, L.P., Oaktree Power Opportunities Fund III Delaware, L.P., and OT POF IEA Preferred B Aggregator, L.P.

10.4
Voting Agreement, dated as of October 29, 2019, by and among Infrastructure and Energy Alternatives, Inc., IEA LLC, OT POF IEA Preferred B Aggregator, L.P., M III Sponsor, Mohsin Y. Meghji, Mohsin Meghji 2016 Gift Trust and Charles Garner and M III Sponsor I LLC.

10.5
Indemnification letter agreement, dated as of October 29, 2019, by and among Infrastructure and Energy Alternatives, Inc., Oaktree Power Opportunities Fund III Delaware, L.P., Infrastructure and Energy Alternatives, LLC, and OT POF IEA Preferred B Aggregator, L.P.

99.1	Press Release, dated October 29, 2019
99.2	Presentation, dated October 29, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2019

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

	By:	/s/ Andrew D. Layman
Name: Andrew D. Layman
Title: Chief Financial Officer